Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the consolidated financial statements of Biosearch Italia S.p.A., which appears in the Current Report on Form 8-K of Vicuron Pharmaceuticals Inc. dated on June 6, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS SpA

/s/ Carlo de Vilas
Partner

Milan, Italy
February 13, 2004